                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: November 25, 1997


                THE NARRAGANSETT ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Rhode Island             1-7471              05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

        280 Melrose Street, Providence, Rhode Island 02907

             (Address of principal executive offices)

                          (401) 784-7000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------

     Industry Restructuring
     ----------------------

     On November 25, 1997, the Federal Energy Regulatory Commission (FERC) approved a settlement agreement with Rhode Island parties including The Narragansett Electric Company (the Company), a subsidiary of New England Electric System (NEES), regarding recovery of stranded costs from the NEES companies' Rhode Island customers. The FERC Order also requires the NEES companies to amend the settlement within 30 days to clarify that the settlement does not affect the rights of non-settling parties. The Rhode Island settlement agreement is designed to implement Rhode Island's Utility Restructuring Act of 1996. As contemplated by the Rhode Island settlement, the Rhode Island Public Utilities Commission is expected to accelerate retail access for all Rhode Island customers from July 1, 1998 to the first quarter of 1998.

     This Form 8-K contains statements that may be considered forward looking statements as defined under the securities laws regarding recovery of stranded assets and regulatory matters. Actual results may differ materially. While the NEES companies believe that the previously passed Rhode Island legislation, the previously disclosed sale agreement with USGen New England, Inc. and other developments constitute substantial progress in resolving the uncertainty regarding the impact from industry restructuring, significant risks remain. These include, but are not limited to: (i) the potential that ultimately the Rhode Island settlement will not be implemented in the manner anticipated by the Company and (ii) the possibility of federal legislation that would increase the risks above those contained in the settlement and statute. The major risk factors affecting the Company relate to the possibility of adverse regulatory or judicial decisions or legislation which limit the level of revenues the Company is allowed to charge for its services or affect the costs the Company incurs.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                                 s/Alfred D. Houston
                              By ________________________________
                                 Alfred D. Houston
                                 Vice President and Treasurer


Date: December 1, 1997